As filed with the Securities and Exchange Commission on July 28, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                                       22-3408857
(State or other jurisdiction of incorporation or     (I.R.S. Employer Identification Number)
 organization)

                               600 MOUNTAIN AVENUE
                          MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                          ----------------------------

                              JEAN F. RANKIN, ESQ.
                               VICE PRESIDENT--LAW
                            LUCENT TECHNOLOGIES INC.
                               600 MOUNTAIN AVENUE
                          MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
            (Name, address, including zip code, and telephone number,
                  including phone number, of agent for service)
                          ----------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times after the effective date of this registration statement as the selling securityholders shall determine.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /:

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                                         PROPOSED
                                                                 PROPOSED MAXIMUM        MAXIMUM
TITLE OF EACH CLASS OF                        AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED                    REGISTERED            SHARE(1)            OFFERING       REGISTRATION
                                                                                         PRICE(1)            FEE
=======================================================================================================================
Common stock, par value $.01 per share,
and related  preferred stock purchase      78,813,455 shares    $47.656              $3,755,934,011     $991,566.58
rights(2)
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low prices of the common stock of Lucent Technologies Inc. as reported on the New York Stock Exchange on July 27, 2000.
(2) No separate consideration will be received for the rights, which initially will trade together with the common stock.
                                  ------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                    SUBJECT TO COMPLETION DATED JULY 28, 2000

                               78,813,455 SHARES

                            LUCENT TECHNOLOGIES INC.

                                  COMMON STOCK



         The 78,813,455 shares of our common stock offered by this prospectus were originally issued by us in connection with our acquisitions of Chromatis Networks Inc. and Herrmann Technology, Inc. All the shares of our common stock offered by this prospectus may be sold from time to time by or on behalf of certain Lucent securityholders. See "Selling Securityholders" and "Plan of Distribution." The shares were originally issued in private offerings made in reliance on Section 4(2) of the Securities Act of 1933. In connection with the acquisitions of Chromatis and Herrmann Technology, we agreed to register the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling securityholders.

         The selling securityholders may sell all or a portion of the shares from time to time on the New York Stock Exchange, in negotiated transactions or otherwise, and at prices which will be determined by the prevailing market price for the shares or in negotiated transactions.

         Lucent's common stock is quoted on the New York Stock Exchange under the symbol "LU." On July 27, 2000, the last sale price of Lucent's common stock as reported on the New York Stock Exchange was $47 1/16.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.


                  The date of this prospectus is

                                TABLE OF CONTENTS


                                                                                           Page


WHERE YOU CAN FIND MORE INFORMATION.............................................             3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................             3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...............................             5

THE COMPANY.....................................................................             5

SELLING SECURITYHOLDERS.........................................................             6

PLAN OF DISTRIBUTION............................................................            10

USE OF PROCEEDS.................................................................            13

LEGAL MATTERS...................................................................            13

EXPERTS ........................................................................            13

                       WHERE YOU CAN FIND MORE INFORMATION

         Lucent files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Lucent files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

                              PUBLIC REFERENCE ROOM
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information on the operations of the public reference room. These
Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

         Lucent filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the Lucent common stock to be sold by the selling securityholders. This prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in Lucent's registration statement or the exhibits to the registration statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows Lucent to "incorporate by reference" information into this prospectus, which means that Lucent can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

         This prospectus incorporates by reference the documents set forth below that Lucent has previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Lucent that is not included in or delivered with this prospectus.

LUCENT SEC FILINGS (FILE NO. 1-11639)                              PERIOD

1.       Annual Report on Form 10-K                                Fiscal Year ended September 30, 1999, as amended by
                                                                   Form 8-K filed on February 11, 2000

2.       Quarterly Reports on Form 10-Q                            Quarters ended December 31, 1999 and March 31, 2000

3.       Current Reports on Form 8-K                               Filed October 29, 1999, November 19, 1999,
                                                                   January 7, 2000, February 11, 2000, March 1,
                                                                   2000, March 10, 2000, May 5, 2000, July 20, 2000
                                                                   and July 28, 2000


4.       The description of Lucent common stock and Lucent         Filed under Section 12 of the Securities Exchange Act
         rights to acquire junior preferred stock set forth in     of 1934 on February 26, 1996, as amended by Amendment
         the Lucent registration statement on Form 10              No. 1 filed on Form 10/A on March 12, 1996, Amendment
                                                                   No. 2 filed on March 22, 1996 and Amendment No. 3
                                                                   filed on Form 10/A on April 1, 1996, including any
                                                                   amendments or reports filed for the purpose of
                                                                   updating such descriptions.


         Lucent also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         If you are a Lucent stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through Lucent, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from Lucent without charge, excluding all exhibits, except that if Lucent has specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Lucent at the following address:

                               Lucent Technologies
                            c/o The Bank of New York
                              Church Street Station
                                 P.O. Box 11009
                          New York, New York 10286-1009
                            Telephone: 1-888-LUCENT6

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This
prospectus is dated       , 2000. You should not assume that the information
contained in this prospectus is accurate as of any date other than that date.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents we incorporate by reference may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the other documents incorporated by reference, including, but not limited to, Lucent's Annual Report on Form 10-K for the year ended September 30, 1999, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Lucent does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                   THE COMPANY

         Lucent designs, builds and delivers a wide range of public and private networks, communications systems and software, data networking systems, business telephone systems and microelectronic components. Lucent is a global leader in the sale of public communications systems, and is a supplier of systems or software to most of the world's largest network operators. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent conducts its research and development activities through Bell Laboratories, one of the world's foremost industrial research and development organizations.

         Lucent was incorporated in Delaware in November 1995. Lucent was a wholly owned subsidiary of AT&T prior to its initial public offering of common stock on April 10, 1996, and became completely separate from AT&T when the remaining shares of Lucent common stock held by AT&T were distributed to AT&T's stockholders on September 30, 1996.

         On March 1, 2000 Lucent announced a plan to spin off its PBX, SYSTIMAX(R) structured cabling and LAN-based data businesses to its stockholders, forming a separate company named Avaya Inc. that will focus directly and independently on the enterprise networking market. The spin-off is expected to be accomplished through a tax-free distribution of shares to Lucent's stockholders to be completed by the end of the fourth quarter of fiscal 2000, which ends on September 30.

         On July 20, 2000, Lucent announced plans to spin off its microelectronics business, which includes the optoelectronics components and integrated circuits divisions, in a separate, new company to be named later. An initial public offering is planned for up to 20 percent of the new company in the first calendar quarter of 2001, with the remaining shares of the new company expected to be spun off in a tax-free distribution by the summer of 2001. Lucent intends to seek a ruling from the Internal Revenue Service with respect to the tax-free treatment of the distribution. The distribution is subject to certain conditions, including obtaining a favorable tax ruling.

         The new company will include Lucent's microelectronics business which makes silicon chips and optoelectronic components, such as lasers, that are the building blocks for communications systems ranging from wireless phones and modems to Internet equipment and optical networking systems.

         The principal executive offices of Lucent are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 and its telephone number at that location is (908) 582-8500.

                             SELLING SECURITYHOLDERS

         The following table sets forth (1) the number of shares of Lucent common stock owned by each of the selling securityholders as of July 28, 2000;
(2) the percentage of outstanding shares of Lucent common stock represented by that number of shares; and (3) the number of shares of Lucent common stock registered for sale hereby. No estimate can be given as to the amount of shares that will be held by the selling securityholders after completion of this offering because the selling securityholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling securityholders named below.

                                                      SHARES           PERCENTAGE OF          NUMBER OF SHARES
                                                   BENEFICIALLY     OUTSTANDING SHARES      REGISTERED FOR SALE
SELLING SECURITYHOLDER(1)                            OWNED(2)              OWNED                 HEREBY(3)
-------------------------                            ---------             -----                 ----------
Access Technology Partners, L.P.                           902,568           *                              902,568
Access Technology Partners Brokers Fund, L.P.               18,052           *                               18,052
ACE Investment Partnership                                 124,899           *                              124,899
Leni A. Alonzo                                               3,020           *                                3,020
AnnEm Investments, Ltd.                                    588,533           *                              588,533
Anschutz Family Investment Company                       2,143,603           *                            2,143,603
Antec Corp.                                                120,809           *                              120,809
Ardent Research Partners, L.P.                             127,431           *                              127,431
Ardent Research Partners Ltd.                               42,477           *                               42,477
Jonathan Art                                                 3,020           *                                3,020
Brian Attard                                               382,294           *                              382,294
BABP, LLC                                                   67,266           *                               67,266
The Barron Family Trust                                  2,230,053           *                            2,230,053
Bell Atlantic NSI Holdings, Inc.                           453,040           *                              453,040
Jonathan Bilzin                                             13,045           *                               13,045
Bondurant Investors                                        106,193           *                              106,193
Frank Bonsal                                                56,409           *                               56,409
George Boutros                                              12,683           *                               12,683
CB Capital Investors LLC                                 1,692,317           *                            1,692,317
Chromatis Investors                                         15,099           *                               15,099
Alexander Cohen                                             28,204           *                               28,204

Communications Ventures II, L.P.                         8,667,205           *                            8,667,205
Communications Ventures Affiliates Fund II, L.P.           710,707           *                              710,707
Crosspoint Venture Partners 1997                         8,194,060           *                            8,194,060
CTI Capital Corp.                                          282,054           *                              282,054
L. Kevin Dann                                               65,225           *                               65,225
Ronald Drake                                                 7,093           *                                6,523
Stanley Druckenmiller                                      219,483           *                              219,483
Frank Dzubek                                                42,477           *                               42,477
Mory Ejabat                                                284,101           *                              276,101
Mory Ejabat Trust                                          564,105           *                              564,105
Stuart Elby                                                  3,020           *                                3,020
Emerging Market Ventures LP                                169,908           *                              169,908
Eucalyptus Ventures L.P. (Delaware)                      1,546,093           *                            1,546,093
Eucalyptus Ventures (Cayman) L.P.                           46,707           *                               46,707
Eucalyptus Ventures L.P. (Israel)                           77,673           *                               77,673
Eucalyptus Ventures Affiliate Fund L.P.                     21,841           *                               21,841
Daniel Eule                                                 13,045           *                               13,045
Fidelity Mt. Vernon Street Trust: Fidelity                 197,549           *                              197,549
Aggressive Growth Fund
Fidelity Hastins Street Trust: Fidelity Fund               170,334           *                              170,334
Fidelity Securities Fund: Fidelity OTC Portfolio           138,476           *                              138,476
Fidelity Capital Trust: Fidelity Capital                    38,654           *                               38,654
Appreciation Fund
Fidelity Financial Trust: Fidelity Convertible              17,628           *                               17,628
Securities Fund
Fidelity Hastings Street Trust: Fidelity                    15,717           *                               15,717
Contrafund II
Fidelity Advisor Series I: Fidelity Advisor                 14,867           *                               14,867
Small Cap Fund
Fidelity Commonwealth Trust: Fidelity Small Cap             10,832           *                               10,832
Stock Fund
G&H Partners                                                67,963           *                               67,963
Anthony Gallagher                                            3,261           *                                3,261
Gallagher PR                                                14,102           *                               14,102
Kevin Gallagher                                             14,102           *                               14,102
John Gault                                                  54,557           *                               12,080
Uri Ghera                                                    3,020           *                                3,020
Rafi Gidron(4)                                           6,371,580           *                            6,371,580
Gary Gladstein                                             130,450           *                              130,450
Jason Greenberg                                              9,682           *                                9,682
H&Q Chromatis Networks Investors, LLC                       94,770           *                               94,770
Steven Haggerty                                             12,080           *                               12,080
Hambrecht & Quist California                                56,409           *                               56,409
Hambrecht & Quist Employee Venture Fund, L.P. II            56,409           *                               56,409
Todd Hanson                                                 12,480           *                               12,480
Cannon Y. Harvey                                            69,679           *                               54,364
Robert Hawk(5)                                            286,147           *                              286,147
Duncan Hennes                                               19,567           *                               19,567
Herrmann Holdings, Ltd.                                  5,296,347           *                            5,296,347
Herrmann Technology Trust                                  885,318           *                              885,318
Hilstam B.V.(6)                                          6,371,580           *                            6,371,580
Brian Host                                                   1,811           *                                1,811
Inbal & Gil 3 Ltd.                                         141,589           *                              141,589
International Capital Holdings LLC                           6,040           *                                6,040
Steve Jacobsen                                              60,404           *                               60,404
Jerusalem Venture Partners L.P.                          9,271,485           *                            9,271,485
Jerusalem Venture Partners (Israel) L.P.                   964,759           *                              964,759
Jerusalem Venture Partners III L.P.                      1,844,712           *                            1,844,712

Jerusalem Venture Partners III (Israel) L.P.                51,665           *                               51,665
Jerusalem Venture Partners III Entrepreneur                141,754           *                              141,754
Fund L.P.
Rodney Jones                                                32,612           *                               32,612
Sheldon Kasowitz                                            39,135           *                               39,135
Gerald Kerner                                               16,306           *                               16,306
Konus Investments Ltd.                                       2,417           *                                2,417
Steve Korn                                               1,061,930           *                            1,061,930
David Kowitz                                                65,225           *                               65,225
Edward Lu                                                    6,040           *                                6,040
Lucent Venture Partners I LLC                            1,139,786           *                            1,139,786
John McEvoy                                                 65,225           *                               65,225
Chris Michalik                                              19,567           *                               19,567
Molly Miller                                                14,102           *                               14,102
MKG-SBC Investments (Israel) Ltd.                          102,688           *                              102,688
Afshim Mohebbi                                              12,080           *                               12,080
Morgan Stanley Dean Witter Equity Funding LLC              241,620           *                              241,620
Jay Morrison                                                67,963           *                               67,963
Neal Moszkowski                                             16,306           *                               16,306
Gavin Murphy                                                 6,523           *                                6,523
Joe Nacchio                                                 65,112           *                               60,404
Michael Neus                                                10,761           *                               10,761
Oren Holdings Ltd.                                       2,123,860           *                            2,123,860
Michael Pendy                                                7,827           *                                7,827
Mike Perusse                                                 3,020           *                                3,020
Doug Place                                                  30,201           *                               30,201
Michael Pruzan                                              16,318           *                               16,306
QIP Investment Holdings LDC                              4,230,792           *                            4,230,792
Colin Raymond                                                3,261           *                                3,261
Doug Reid                                                    6,523           *                                6,523
Steve Roberts                                              769,899           *                              769,899
Dave Schaeffer                                              30,201           *                               30,201
SFM Domestic Investments LLC                               153,102           *                              153,102
Denise Shen                                                  6,040           *                                6,040
Shikma Anefa Ltd.                                            9,666           *                                9,666
Shussman Holdings Ltd.                                   1,061,930           *                            1,061,930
Frank Sica                                                  65,225           *                               65,225
Semir Sirazi                                               272,278           *                              272,278
Craig Slater                                                88,234           *                               54,364
Jeffrey Soros 1999 Perpetuities Trust                       26,090           *                               26,090
Peter Soros 1999 Perpetuities Trust                         26,090           *                               26,090
Ramez Sousou                                                32,612           *                               32,612
Peter Streinger                                             13,045           *                               13,045
Summit Capital Group                                        60,404           *                               60,404
Andrew Switajewski                                          16,306           *                               16,306
Drake Tempest                                               60,404           *                               60,404
Tulchinsky Stern Properties (1996) Ltd.                     70,796           *                               70,796
U.S. Bancorp Piper Jaffray ECM Fund I, LLC                 105,710           *                              105,710
U.S. Telesource, Inc.(7)                                 1,303,871           *                            1,303,871
Sean Warren                                                  6,523           *                                6,523
David Wassong                                               13,045           *                               13,045
Lew Wilks                                                   60,404           *                               60,404
Jeffrey Wilensky                                            42,477           *                               42,477
Robert Woodruff                                             60,404           *                               60,404
Other former Chromatis stockholders(8)                   2,193,451           *                            2,193,280


(1) The selling securityholders have sole voting and investment power with respect to all shares of Lucent common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) 677,019 shares issued to Herrmann Holdings, Ltd., AnnEm Investments, Ltd. and Herrmann Technology Trust in connection with the acquisition of Herrmann Technology are being held in escrow to satisfy certain indemnification obligations of these selling securityholders as well as certain commercial conditions. To the extent any of the shares held in escrow are returned to Lucent in satisfaction of the indemnification obligations or because the commercial conditions have not been satisfied, the total number of shares beneficially owned by these selling securityholders would be reduced according to their respective pro rata interests in the shares held in escrow that are returned to Lucent.

         7,206,651 shares issued to the other selling securityholders in connection with the acquisition of Chromatis are being held in escrow until June 28, 2001 to satisfy certain indemnification obligations of these other selling securityholders. To the extent any of the shares held in escrow are returned to Lucent in satisfaction of such indemnification obligations of these other selling securityholders, the total number of shares beneficially owned by these other selling securityholders would be reduced according to their respective pro rata interests in the shares held in escrow that are returned to Lucent.

(3) This registration statement also covers any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Lucent's outstanding shares of common stock.

(4) 637,158 shares issued to Rafi Gidron in connection with the acquisition of Chromatis, in addition to the shares deposited in escrow by Mr. Gidron under the arrangement described in note 2, are being held in escrow until certain commercial conditions are satisfied. If and to the extent any of the shares held in escrow are returned to Lucent in case such commercial conditions are not satisfied, the total number of shares beneficially owned by Rafi Gidron would be reduced accordingly.

(5) Includes 4,247 shares registered in the name of Michael Hawk, 2,123 shares registered in the name of Sharon von Alstine, 2,123 shares registered in the name of Connie Williams, 4,247 shares registered in the name of Christopher Hawk, 4,247 shares registered in the name of Stephanie Hawk and 4,247 shares registered in the name of R. Casey Hawk.

(6) 637,158 shares issued to Hilstam B.V. in connection with the acquisition of Chromatis, in addition to the shares deposited in escrow by Hilstam B.V. under the arrangement described in note 2, in connection with the acquisition of Chromatis are being held in escrow until certain commercial conditions are satisfied. If and to the extent any of the shares held in escrow are returned to Lucent in case such commercial conditions are not satisfied, the total number of shares beneficially owned by Hilstam B.V. would be reduced accordingly.

(7) 547,626 shares issued to U.S. Telesource, Inc. in connection with the acquisition of Chromatis, in addition to the shares deposited in escrow by U.S. Telesource, Inc. under the arrangement described in note 2, are being held in escrow until certain commercial conditions are satisfied. If and to the extent any of the shares held in escrow are returned to Lucent in case such commercial conditions are not satisfied, the total number of shares beneficially owned by U.S. Telesource, Inc. would be reduced accordingly.

(8) These stockholders, individually and in the aggregate, own less than 0.1% of Lucent's outstanding common stock.

* Represents beneficial ownership of less than 1% of the outstanding shares of Lucent after completion of the offering.

         Each of Herrmann Holdings, Ltd., AnnEm Investments, Ltd. and Herrmann Technology Trust was a securityholder of Herrmann Technology immediately prior to Lucent's acquisition of Herrmann Technology. Each of the other selling securityholders was a securityholder of Chromatis immediately prior to Lucent's acquisition of Chromatis. None of the selling securityholders were officers or directors of Herrmann Technology prior to Lucent's acquisition of Herrmann Technology; however, William C. Herrmann Jr., the President of the managing general partner of each of Herrmann Holdings, Ltd. and AnnEm Investments, Ltd. was the President and CEO of Herrmann Technology and Linda Hart Herrmann, the Trustee of the Herrmann Technology Trust, was the Secretary of Herrmann Technology.

         Rafi Gidron was Co-President and Co-Chairman of Chromatis; Orni Petruschka, the beneficial owner of Hilstam B.V., was Co-President and Co-Chairman of the Board of

     Chromatis; Yair Oren, the beneficial owner of Oren Holdings Ltd., was Chief Technical Officer of Chromatis; Yossi Shussman, the beneficial owner of Shussman Holdings Ltd., was Vice President -- Research and Development of Chromatis; Steve Korn was Vice President -- Marketing and Business Development of Chromatis; Brian Attard was Vice President -- Operations of Chromatis; Robert Barron was Chief Executive Officer of Chromatis, and Steve Roberts was Vice President -- Sales of Chromatis. Doran Stern, beneficial owner of Inbal & Gil 3 Ltd., served as Secretary of Chromatis. Erel Margalit served as a director of Chromatis on behalf of Jerusalem Venture Partners L.P., Jerusalem Venture Partners (Israel) L.P., Jerusalem Venture Partners III L.P., Jerusalem Venture Partners III (Israel) L.P., and Jerusalem Venture Partners III Entrepreneur Fund L.P. Roland Van der Meer, a member of ComVen II, LLC, the general partner of Communications Ventures II, L.P. and Communications Ventures Affiliates Fund II, L.P., served as a director of Chromatis. Seth Newman, a general partner of Crosspoint Venture Partners 1997, served as a director of Chromatis. Aaron Mankovsky served as a director of Chromatis on behalf of Eucalyptus Ventures L.P. (Delaware), Eucalyptus Ventures (Cayman) Ltd., Eucalyptus Ventures L.P. (Israel) and Eucalyptus Ventures Affiliate Fund L.P. Mory Ejabat served as a consultant to Lucent from June 24, 1999 to February 15, 2000. Jeffrey Wilensky was employed with Lucent from August 1996 to March 2000. Lucent Venture Partners I LLC holds the shares listed in the table above for itself and a number of other individuals other than Lucent. These individuals include John Hanley, President of Lucent Venture Partners I LLC and an officer of Lucent, and certain other employees of Lucent and its affiliates. None of the other selling securityholders were officers or directors of Chromatis prior to Lucent's acquisition of Chromatis and none of the selling securityholders are officers or directors of Lucent.

         Except as otherwise noted above, none of the selling securityholders has had a material relationship with Lucent within the past three years other than as a result of the ownership of the shares or other securities of Lucent.

                              PLAN OF DISTRIBUTION

RESALES BY SELLING SECURITYHOLDERS

         Lucent is registering the shares on behalf of the selling securityholders. Any or all of the selling securityholders may offer the shares from time to time, either in increments or in a single transaction. The selling securityholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling securityholders will act independently of Lucent in making decisions with respect to the timing, manner and size of each sale.

DONEES, PLEDGEES AND DISTRIBUTEES

         The term "selling securityholders" includes donees, persons who receive shares from the selling securityholders after the date of this prospectus by gift. The term also includes pledgees, persons who, upon contractual default by the selling securityholders, may seize shares which the selling securityholders pledged to such persons. The term also includes distributees who receive shares from a selling securityholder after the date of this prospectus as a distribution to members or partners of the selling securityholder.

COSTS AND COMMISSIONS

         Lucent will pay all costs, expenses and fees in connection with the registration of the shares. The selling securityholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

TYPES OF SALE TRANSACTIONS

         The selling securityholders will act independently of Lucent in making decisions with respect to the timing, manner and size of each sale. The selling securityholders may sell the shares in one or more types of transactions (which may include block transactions):

         -        on the NYSE,
         -        in negotiated transactions,
         -        through the writing of options on shares,
         -        short sales, or
         -        any combination of such methods of sale.

         The shares may be sold at a fixed offering price, which may be changed, or at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers.

SALES TO OR THROUGH BROKER-DEALERS

         The selling securityholders may either sell shares directly to purchasers, or sell shares to, or through, broker-dealers. These broker-dealers may act either as an agent of the selling securityholders, or as a principal for the broker-dealer's own account. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of shares. This compensation may be received both if the broker-dealer acts as an agent or as a principal. This compensation might also exceed customary commissions.

         The selling securityholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling securityholders. The selling securityholders also may sell shares short and re-deliver the shares to close out such short positions. The selling securityholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling securityholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

DEEMED UNDERWRITING COMPENSATION

         The selling securityholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act.

INDEMNIFICATION

         The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act.

PROSPECTUS DELIVERY REQUIREMENTS

         Because a selling securityholder may be deemed an underwriter, the selling securityholder must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act. This might include delivery through the facilities of the NYSE in accordance with Rule 153 under the Securities Act.

SALES UNDER RULE 144

         The selling securityholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act. To do so, the selling securityholders must meet the criteria and comply with the requirements of Rule 144.

DISTRIBUTION ARRANGEMENTS WITH BROKER-DEALERS

         If the selling securityholders notify Lucent that any material arrangement has been entered into with a broker-dealer for the sale of shares through:

         -        a block trade,
         -        special offering,
         -        exchange distribution or secondary distribution, or
         -        a purchase by a broker or dealer,

then Lucent will file, if required, a supplement to this prospectus under Rule 424(b) under the Securities Act.

         The supplement will disclose, to the extent required:

         - the name of such selling securityholder and of the participating broker-dealer(s),
         -        the number of shares involved,
         -        the price at which such shares were sold,

         - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

         - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and any other facts material to the transaction.


                                 USE OF PROCEEDS

         Lucent will not receive any proceeds from the sale of the shares by the selling securityholders.

                                  LEGAL MATTERS

         The legality of Lucent common stock offered by this prospectus will be passed upon for Lucent by Jean F. Rankin, Vice President--Law, of Lucent. As of July 28, 2000 Jean F. Rankin owned 121 shares of Lucent common stock and options and stock units for 145,200 shares of Lucent common stock.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference in Exhibit 99.1 to Lucent's Current Report on Form 8-K dated February 11, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and the New York Stock Exchange listing fee.

                                                                To be Paid By the
                                                                    registrant
                                                             ----------------------
SEC Registration Fee                                                $  991,567
Accounting fees and expenses                                            10,000
Legal fees and expenses                                                 10,000
Miscellaneous                                                              433
                                                                    ----------
Total                                                               $1,012,000


         Lucent will pay all expenses of registration, issuance and distribution of the shares being sold by the selling securityholders, excluding fees and expenses of counsel to the selling securityholders and any underwriting commissions and discounts, filing fees and transfer or other taxes, which shall be borne by the selling securityholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

         While the registrant's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

         The registrant's Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the registrant's Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         The registrant's Certificate of Incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 16.  EXHIBITS.

         See index to exhibits.

ITEM 17.  UNDERTAKINGS.

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. The undersigned registrant hereby undertakes that:

         (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on July 28, 2000.

                                LUCENT TECHNOLOGIES INC.


                                By: /s/ James S. Lusk
                                    ---------------------------------------
                                        Name: James S. Lusk
                                        Title:   Senior Vice President and
                                                  Controller

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:                                                         ###
                                                                                       #
Richard A. McGinn                      Chairman of the Board and Chief                 #
                                       Executive Officer                               #
                                                                                       #
PRINCIPAL FINANCIAL OFFICER:                                                           #
                                                                                       #
Deborah C. Hopkins                     Executive Vice President and                 ####By:  /s/ James S. Lusk
                                        Chief Financial Officer                            -----------------------
                                                                                       #     (James S. Lusk,
                                                                                             attorney-in-fact)*
PRINCIPAL ACCOUNTING OFFICER:
                                                                                       #
James S. Lusk                          Senior Vice President and Controller            #
                                                                                       #
                                                                                       #
                                                                                       #
DIRECTORS:                                                                             #* by power of attorney
Paul A. Allaire                                                                        #
Betsy S. Atkins                                                                        # Date: July 28, 2000
Carla A. Hills                                                                         #
Richard A. McGinn                                                                      #
Paul H. O'Neill                                                                        #
Henry B. Schacht                                                                       #
Franklin A. Thomas                                                                     #
John A. Young                                                                          #

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER

                                                    DESCRIPTION
2.1             Agreement and Plan of Merger, dated as of May 31, 2000, among Lucent, Goldfish Acquisition Inc., and
                Chromatis Networks Inc.

2.2             Agreement and Plan of Merger, dated as of June 16, 2000, among Lucent, Kosu Acquisition Inc., Herrmann
                Technology, Inc., Herrmann Holdings, Ltd. AnnEm Investments, Ltd. and Herrmann Technology Trust.

4.1*            Provisions of the Certificate of Incorporation of the registrant, as amended effective February 16, 2000, that define the rights of security holders of the registrant (incorporated by reference to Exhibit (3)(i) to
                Registration Statement (No. 333-31400) on Form S-4.

4.2* Provisions of the By-Laws of the registrant, as amended effective February 17, 1999, that define the rights of security holders of the registrant (incorporated by reference to Exhibit
                (3)(ii) to the registrant's Annual Report on Form 10-K for the year ended September 30, 1999).

4.3*            Rights Agreement between the registrant and The Bank of New York (successor to First Chicago Trust Company of
                New York), as rights agent, dated as of April 4, 1996 (incorporated by reference to Exhibit 4.2 to
                Registration Statement (No. 333-00703) on Form S-1).

4.4*            Amendment to Rights Agreement between the registrant and The
                Bank of New York (successor to First Chicago Trust Company of
                New York), dated as of February 18, 1998 (incorporated by reference to Exhibit (10)(i)5 to the registrant's Annual Report on Form 10-K for the period ended September 30, 1998).

5.1             Opinion of Jean F. Rankin, Vice President -- Law of the registrant, as to the legality of the securities to be issued.

23.1            Consent of Jean F. Rankin is contained in the opinion of counsel filed as Exhibit 5.1.

23.2            Consent of PricewaterhouseCoopers LLP.

24.1            Powers of Attorney executed by officers and directors who signed this registration statement.

*               Incorporated herein by reference.